Exhibit 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”), dated as of August 3, 2018, sets forth the terms and conditions upon which Quotient Limited, a company organized under the laws of Jersey (the “Company”), will issue, and Heino von Prondzynski (the “Subscriber”) will subscribe for, an aggregate of 10,000 ordinary shares (the “Shares”), of no par value per share, of the Company (for cash at a price of $7.54 per Share (the “Subscription Price”). This Agreement is being entered into prior to the close of trading on The Nasdaq Global Market on the date of this Agreement and, accordingly, the Subscription Price per Share is equal to the closing bid price of the Company’s ordinary shares as reported on the Nasdaq Global Market on August 2, 2018.

Section 1. Subscription and Issue of the Shares. The Company agrees to issue to the Subscriber, and the Subscriber agrees to subscribe for, the Shares. As promptly as reasonably practicable, but in no event later than three business days after the execution of this Agreement, the Subscriber shall deliver the Subscription Price for the Shares to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions. Subject to and upon receipt of such payment of the Subscription Price for the Shares, the Company shall deliver instructions to the Company’s transfer agent to issue to the Subscriber certificates or other appropriate documentation for the Shares, duly executed on behalf of the Company and registered in the name of the Subscriber or his designee.

Section 2. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company, as of the date hereof and as of the closing date that:

(a) The execution, delivery and performance by the Subscriber of this Agreement, and the consummation of the transactions contemplated hereby are within the legal right, power and capacity of the Subscriber, and that this Agreement constitutes a valid and binding agreement of the Subscriber, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) The execution, delivery and performance by the Subscriber of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of the Subscriber.

(c) The execution, delivery and performance by the Subscriber and the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate any material agreement to which the Subscriber is a party or by which the Subscriber or any of his property or assets is bound, or (ii) violate any law, rule, regulation, order, judgment or decree applicable to the Subscriber.

(d) There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Subscriber who might be entitled to any fee or commission from the Company or the Subscriber upon consummation of the transactions contemplated by this Agreement.

(e) (i) The Subscriber is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by companies similar to the Company in terms of the Company’s stage of development, and the Subscriber has undertaken an independent analysis of the merits and the risks of an investment in the Shares, based on the Subscriber’s own financial circumstances; (ii) the Subscriber has had the opportunity to request, receive, review and consider, or has otherwise had access to, all information he deems relevant in making an informed decision to purchase the Shares and to ask questions of, and receive answers from, the Company concerning such information; (iii) the Subscriber is acquiring the Shares for his own account and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iv) the Subscriber will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Subscriber engage in any short sale that results in a disposition of any of the Shares by the Subscriber, except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, any applicable state securities laws and the applicable laws of Jersey, Channel Islands; and (v) the Subscriber is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(f) The Subscriber understands that the Shares are being offered and sold to him in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations thereunder and state securities laws and the regulatory consent requirements under the applicable laws of Jersey, Channel Islands. The Subscriber further understands that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

(g) The Subscriber acknowledges that the Shares were not offered to the Subscriber by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Subscriber was invited by any of the foregoing means of communications.

(h) The Subscriber understands that nothing in the Agreement or any other materials presented to the Subscriber in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Subscriber has consulted such legal, tax and investment advisors as he, in his sole discretion, has deemed necessary or appropriate in connection with his purchase of the Shares.

(i) The Subscriber understands that his investment in the Shares involves a significant degree of risk, including a risk of total loss of the Subscriber’s investment, and the Subscriber has full cognizance of and understands all of the risks related to the Subscriber’s purchase of the Shares.

(j) The Subscriber understands that the Shares will be “restricted securities” as such term is used in Rule 144 under the Securities Act and will bear a restrictive legend restricting the transfer of such Shares in connection therewith.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber, as of the date hereof and as of the closing date that:

(a) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby and thereby are within the powers of the Company and have been or will have been duly authorized by all necessary action on the part of the Company, and that this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of the Company.

(c) The execution, delivery and performance by the Subscriber and the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the certificate of incorporation (or certificate of incorporation on change of name) of the Company or the articles of association of the Company, (ii) violate any material agreement to which the Company is a party or by which the Company or any of its property or assets is bound, or (iii) violate any law, rule, regulation, order, judgment or decree applicable to the Company.

(d) The Shares, when issued upon payment of the Subscription Price therefor in accordance herewith, will be duly authorized and validly issued, fully-paid and non-assessable.

(e) There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company or the Subscriber upon consummation of the transactions contemplated by this Agreement.

Section 4. Survival; Indemnity. The representations and warranties of the parties hereto contained in this Agreement shall survive the consummation of the transactions contemplated hereby. The Subscriber and the Company agree to indemnify and protect the other party, his or its employees, contractors, agents and attorneys, as applicable, and his or its successors and assigns and hold them harmless from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred as a result of the breach by the Subscriber or the Company, as applicable, of any of his or its representations, warranties or covenants contained in this Agreement.

Section 5. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Subscriber to:

Heino von Prondzynski

[address to be inserted]

if to the Company to:

Quotient Limited

28 Esplanade

St Helier

Jersey JE2 3QA

Channel Islands

Attn: Christopher Lindop

With a copy to:

Clifford Chance US LLP

31 West 52nd St.

New York, NY 10019

Fax: (212) 878-8375

Attention: Per Chilstrom

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 8. Choice of Law and Venue. Without regard to principles of conflicts of law, this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. The Parties agree that venue shall be in any state court or the United States District Court located in New York, New York. Each party consents to the exclusive jurisdiction of such courts (and the appellate courts thereof) and agrees not to commence any such proceeding except in such courts. Each party agrees not to assert (by way of motion, as a defense, or otherwise), and hereby irrevocably and unconditionally waives in any such proceeding commenced in such court, any objection or claim that such party is not subject personally to the jurisdiction of such court or that such proceeding has been brought in an inconvenient forum. If such courts refuse to exercise jurisdiction hereunder, the Parties agree that such jurisdiction shall be proper in any court in which jurisdiction may be obtained.

Section 9. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 12. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

This Subscription Agreement is executed as of the date first written above.

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer

HEINO VON PRONDZYNSKI

By:	/s/ Heino von Prondzynski